[SOBIESKI BANCORP LETTERHEAD]

FOR IMMEDIATE RELEASE

Contact: Thomas F. Gruber, President and CEO
              (574) 271-8300

SOBIESKI BANCORP ANNOUNCES CHANGE IN ANNUAL MEETING DATE

         SOUTH BEND, INDIANA -- October 3, 2002 -- Sobieski Bancorp, Inc.(Nasdaq-SCM: SOBI) today announced that the date of the Company's 2002 Annual Meeting of Stockholders has been changed, from October 28, 2002 to November 12, 2002. The meeting will be held at 2:00 p.m. Eastern Standard Time at the Company's main office, located at 2930 W. Cleveland Road, South Bend Indiana 46628. The voting record date for the meeting will remain September 20, 2002.

         The change in the Annual Meeting date was made due to delays in the preparation of, and independent accountant's review of, financial information necessary to complete the Company's Annual Report on Form 10-KSB and Annual Report to Stockholders, as a result of the previously disclosed illegal activities of a former employee, and other corporate and regulatory considerations.

         Sobieski Bancorp is the holding company of Sobieski Bank of South Bend, Indiana.